Exhibit 23.4

CONSENT OF LAROCHE PETROLEUM CONSULTANTS, LTD.,

INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the reference to our firm name under the heading “Experts” in the Registration Statement (Form S-3) and related Prospectus of WPX Energy, Inc. for the registration of 40,000,000 shares of its common stock and the reference to our reserve reports dated January 22, 2015 and June 22, 2015 for RKI Exploration and Production, LLC incorporated herein by reference.

/s/ William M. Kazmann
William M. Kazmann
LaRoche Petroleum Consultants, Ltd.

December 15, 2015

Richardson, Texas